                                                                   Exhibit 10.19

                                [LOGO KBkids.com]

October 7, 1999

Marty Smuin
22403 Riverside Drive
Cupertino,CA 95014

                  RE: TERMS OF EMPLOYMENT
Dear Marty:

                  This letter will confirm the terms of your employment with KBkids.com LLC. Such terms of employment are as follows:

                  1. TITLE AND RESPONSIBILITIES. You will serve in the position of Vice President, Business Development. You will assume and discharge such responsibilities as are commensurate with such position and as the Founder and CEO of KBkids.com may direct. During the term of your employment, you shall devote your full time, skill and attention to your duties and responsibilities, shall perform them faithfully, diligently and competently, and shall use your best efforts to further the business of KBkids.com and its affiliates. In addition, you shall comply with and be bound by the operating policies, procedures and practices of KBkids.com, in effect from time to time during your employment.

                  2. AT-WILL EMPLOYMENT. You agree that your employment with KBkids.com is for an unspecified duration that constitutes at-will employment, and that either you or KBkids.com can terminate this relationship at any time, with or without cause.

                  3. COMPENSATION.

                     (a) In consideration of your services, you will be paid an annualized salary of U.S. $150,000, effective on your start date, November 1, 1999.

                     (b) You will receive a lump sum signing bonus of $20,000 t0 be paid at the end of each quarter after your start date, for three consecutive quarters, upon the start date. This lump sum signing bonus is subject to all applicable tax withholdings.

                     (c) In addition, you will be eligible for an annual bonus
                         of up to 25% of your base compensation based on the achievement of certain goals. These goals will be determined jointly by you and the Founder and CEO at the time of your employment. This bonus will be pro-rated for your first year of employment.

       475 17th Street, Suite 750 . Denver, CO 80202 . Tel. 303.228.9000
                               Fax. 303.382.1185

                                [LOGO KBkids.com]

[10/12/99
Page 2

                     (d) The Board of Directors shall consider, at its next
                         meeting, the grant of an option to purchase 150,000 membership units in KBkids.com LLC. These units shall vest over four years starting on the Effective Date (November 1, 1999), with no units vesting if your employment with KBkids.com terminates within a year of the Effective Date. Such grant is contingent upon Board approval.

                  4. OTHER BENEFITS. You will be entitled to receive the standard employee benefits, as well as the Vice President level benefits, made available by KBkids.com to its employees to the full extent of your eligibility therefor. During your employment, you shall be permitted, to the extent eligible, to participate in any group medical insurance plans, 401(k) plan, or similar benefit plan of KBkids.com that is available from time to time to other comparable employees. Participation in any such plan shall be consistent with your rate of compensation to the extent that compensation is a determinative factor with respect to coverage under any such plan.

KBkids.com shall reimburse you for all reasonable business expenses actually incurred or paid by you in the performance of your services on behalf of KBkids.com, in accordance with the company's expense reimbursement policy as from time to time in effect.

                  5. RELOCATION ASSISTANCE.

                     (a) KBkids.com shall arrange for a professional household
                         goods carrier to provide moving of your household belongings. KBkids.com will pay for the normal packing, loading and unloading, as well as the transportation of physical goods. At the time of your primary household move, up to ten months from your start date, KBkids.com will pay direct to the van line moving company.

                     (b) You will also be reimbursed for the cost of two round
                         trips for you and your spouse, from your current primary home to the new work location, for house hunting purposes.

                     (c) Should you purchase a new home before the sale of your current property and have mortgage payments due on both homes during the same month, KBKkids.com will pay the lesser of the two mortgages (principal and interest) for up to three months.

                     (d) KBkids.com will cover all reasonable and customary
                         closing costs on your new residence, not to exceed $2,500.

                  6. SEVERANCE. In the event that your employment is terminated
                     (except for cause) by KBkids.com, you will receive a lump sum severance payment equal to six months of your then current base salary.

       475 17th Street, Suite 750 . Denver, CO 80202 . Tel. 303.228.9000
                               Fax. 303.382.1185

                                [LOGO KBkids.com]

[10/12/99
Page 3

                  7. CONFIDENTIAL INFORMATION. You agree that your employment is contingent upon your execution and delivery to KBkids.com of a Nondisclosure and Assignment of Inventions Agreement in the standard form utilized by KBkids.com.

                  8. NO CONFLICTING EMPLOYMENT. You agree that, during the term of your employment with KBkids.com, you will not engage in any other employment, occupation, consulting or other business activity related to the business in which KBkids.com is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to KBkids.com.

                  9. NO COMPETE. You agree that so long as you are employed by KBkids.com and for a period of six (6) months after your employment with KBkids.com terminates, you will not, directly or indirectly, own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association or business entity or otherwise engaged in any business that is engaged in any manner more than 30% of whose revenues are derived from the online retailing of children's products, in any state in the United States or any foreign country in which the Company or such affiliates or subsidiaries are then doing business and then only with respect to the business of the Company, its affiliates or subsidiaries then being conducted in such states or countries; provided, however, that the ownership of not more than 1% of the stock of any publicly traded corporation shall not be deemed a violation of this covenant.

       475 17th Street, Suite 750 . Denver, CO 80202 . Tel. 303.228.9000
                               Fax. 303.382.1185

[10/12/99
Page 4

                  10. GENERAL PROVISIONS.

                      (a) This Offer Letter will be governed by the laws of
                          Colorado, applicable to agreements made and to be performed entirely within Colorado.

                      (b) This Offer Letter sets forth the entire offer of
                          KBkids.com relating to your potential employment and supersedes all prior verbal discussions between us.

                      (c) If one or more of the provisions in this letter is
                          deemed void by law, then the remaining provisions will continue in full force and effect.

                      (d) The terms of this Offer Letter, when signed by you,
                          will be binding upon your heirs, executors, administrators and other legal representatives and will be for the benefit of KBkids.com and successors and assigns.

                      (e) You warrant that there is no agreement between you and any other party that would conflict with your obligations under this agreement or otherwise as an employee of KBkids.com.

         We are excited about you joining KBkids.com. If the foregoing accurately sets forth our mutual understanding and agreement regarding the terms of your employment, please acknowledge the same and accept this offer by signing and returning the enclosed copy of this letter, whereupon it shall become a binding agreement for such employment.

                                               Very truly yours,

                                               KBkids.com LLC

                                               By: /s/ Srikant Srinivasan
                                               ---------------------------------
                                               Its: Founder and CEO

        475 17th Street, Suite 750 . Denver, CO 80202 Tel. 303.228.9000
                               Fax. 303.382.1185

                                [LOGO KBkids.com]

[10/11/99
Page 5

ACCEPTANCE:

         I accept the terms of my employment with KBkids.com as set forth herein. I understand that this Offer Letter does not constitute a contract of employment for any specified period of time, and that the employment relationship may be terminated by either party at any time.


/s/ Marty Smuin
-----------------------------
By


/s/ Marty Smuin
-----------------------------
Print Name

October 9 - 1999
-----------------------------
Date